Exhibit 99.1

Veracyte Announces Third Quarter 2019 Financial Results and Business Progress

Revenue Grew 32% to $31.0 Million

Genomic Test Volume Grew 24% to 9,941

Company Presents Preliminary Data for First-Ever Noninvasive Nasal Swab Test
for Lung Cancer Early Detection

Conference Call and Webcast Today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif., October 22, 2019 -- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results and business progress for the third quarter ended September 30, 2019. For the third quarter of 2019, revenue was $31.0 million, an increase of 32% over the third quarter of 2018. Net cash used in operating activities in the third quarter of 2019 was $1.6 million, an improvement of 13% compared with the third quarter of 2018.
“We had a solid third quarter in which we continued to drive volume and revenue growth across our products and grew biopharmaceutical services revenue through key milestone achievements,” said Bonnie H. Anderson, chairman and chief executive officer of Veracyte. “We are particularly excited by the new, preliminary data for our noninvasive nasal swab test for early lung cancer detection, which we believe has significant potential to improve care among the millions of patients with suspicious lung nodules detected each year. Importantly, as we grow our business and advance our pipeline, we remain on track to achieve our goal of reaching cashflow breakeven status before the end of the year.”

Third Quarter 2019 Financial Results
For the third quarter of 2019 as compared with the third quarter of 2018:

•	Revenue was $31.0 million, an increase of 32%; excluding $4.3 million of biopharmaceutical services revenue, revenue was $26.7 million, an increase of 15%.

•	Gross Margin was 71%, an increase of six percentage points; excluding biopharmaceutical services revenue, gross margin was 66%, an increase of two percentage points.

•	Operating Expenses, Excluding Cost of Revenue were $23.6 million, an increase of 21%.

•	Net Loss was $0.7 million, an improvement of 84%.

•	Net Loss Per Share was $0.02, an improvement of 83%.

•	Net Cash Used in Operating Activities was $1.6 million, an improvement of 13%.

•	Cash and Cash Equivalents were $195.7 million at September 30, 2019.

For the nine-month period ended September 30, 2019, as compared with the prior year period of 2018:

•	Revenue was $90.6 million, an increase of 37%; excluding $11.8 million of biopharmaceutical services revenue, revenue was $78.8 million, an increase of 20%.

•	Gross Margin was 71%, an increase of eight percentage points; excluding biopharmaceutical services revenue, gross margin was 66%, an increase of three percentage points.

•	Operating Expenses, Excluding Cost of Revenue were $71.2 million, an increase of 17%.

•	Net Loss was $5.1 million, an improvement of 74%.

•	Net Loss Per Share was $0.11, an improvement of 80%.

•	Net Cash Used in Operating Activities was $5.0 million, an improvement of 59%.

Third Quarter 2019 and Recent Business Highlights

Commercial Growth and Reimbursement Expansion:

•	Grew total genomic test volume in the third quarter of 2019 to 9,941, an increase of 24% over the third quarter of 2018.

–	Increased Percepta® Genomic Sequencing Classifier (GSC) volume to 793 tests, an increase of 112% compared to the third quarter of 2018.

–	Expanded Envisia® Genomic Classifier volume to 223 tests, a Q3 2019 growth sequentially over Q2 2019 of 72%.

–	Grew Afirma® test volume to 8,925 tests, an increase of 17%, compared to the third quarter of last year.

Strengthened Library of Clinical Evidence:

•
Published a clinical and analytical validation paper in Frontiers in Endocrinology demonstrating the Afirma Xpression Atlas’s ability to help inform surgery and treatment decisions in patients with thyroid nodules deemed suspicious for cancer by the Afirma Genomic Sequencing Classifier. A separate paper published in Thyroid reinforced the test’s potential value in clinical practice.

•	Five studies are being presented at the annual meeting of the American College of Chest Physicians® (CHEST 2019), including:

–
Three abstracts showing that the Envisia classifier enhances physicians’ ability to confidently distinguish idiopathic pulmonary fibrosis from other interstitial lung diseases when used with high-resolution CT imaging.

–	Two abstracts demonstrating the clinical validity and utility, respectively, of the Percepta classifier in lung cancer diagnosis when bronchoscopy findings are inconclusive.

Advanced Pipeline:

•
Presented data at CHEST 2019 demonstrating the ability of the company’s preliminary nasal swab test to enable early lung cancer detection and diagnosis. The findings show that the test can accurately classify lung cancer risk in patients with lung nodules so that they may be directed to prompt diagnosis and treatment or may be monitored noninvasively.

Updated 2019 Financial Outlook
Veracyte is re-affirming its 2019 annual revenue guidance of $119 million to $122 million and net cash used in operating activities of $2 million to $4 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast to discuss its financial results and provide a general business update at 5:00 p.m. Eastern time today.

The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/djat9cqg.The webcast should be accessed 10 minutes prior to the conference call start time.

A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	8767084

About Veracyte
Veracyte (Nasdaq: VCYT) is a leading genomic diagnostics company that improves patient care by providing answers to clinical questions that inform diagnosis and treatment decisions without the need for costly, risky surgeries that are often unnecessary. The company's products uniquely combine RNA whole-transcriptome sequencing and machine learning to deliver results that give patients and physicians a clear path forward. Since its founding in 2008, Veracyte has commercialized seven genomic tests and is transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our third quarter 2019 performance; our 2019 annual revenue guidance; our expectations regarding fourth quarter 2019 revenue and cashflow; the potential impact of the preliminary data for our nasal swab test in improving lung cancer detection and diagnosis . Forward-looking statements are neither historical facts nor assurances of future performance, but are based only on our current beliefs, expectations and assumptions. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: the benefits of our tests and the applicability of clinical results to actual outcomes; the laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our ability to successfully achieve and maintain adoption of and reimbursement for our products; the amount by which use of our products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; and other risks set forth in our filings with the Securities and Exchange Commission, including the risks set forth in our quarterly report on Form 10-Q for the quarter ended September 30, 2019. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Veracyte, Afirma, Percepta, Envisia and the Veracyte logo are trademarks of Veracyte, Inc.

VERACYTE, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$30,973	$23,466	$90,638	$66,258
Operating expenses:
Cost of revenue	9,114	8,261	26,404	24,374
Research and development	3,643	3,419	10,408	11,695
Selling and marketing	13,088	10,081	39,508	31,247
General and administrative	6,624	5,742	20,448	17,318
Intangible asset amortization	267	267	800	800
Total operating expenses	32,736	27,770	97,568	85,434
Loss from operations	(1,763)	(4,304)	(6,930)	(19,176)
Interest expense	(58)	(498)	(596)	(1,427)
Other income, net	1,091	333	2,385	709
Net loss and comprehensive loss	$(730)	$(4,469)	$(5,141)	$(19,894)
Net loss per common share, basic and diluted	$(0.02)	$(0.12)	$(0.11)	$(0.56)
Shares used to compute net loss per common share, basic and diluted	48,588,296	38,620,036	45,141,502	35,769,623

VERACYTE, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$195,662	$77,995
Accounts receivable	23,613	13,168
Supplies	6,608	3,402
Prepaid expenses and other current assets	2,196	2,387
Total current assets	228,079	96,952
Property and equipment, net	8,488	8,940
Right-of-use assets - finance lease, net	619	—
Right-of-use assets - operating lease	9,033	—
Finite-lived intangible assets, net	11,200	12,000
Goodwill	1,057	1,057
Restricted cash	603	603
Other assets	1,228	1,086
Total assets	$260,307	$120,638
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,568	$2,516
Accrued liabilities	9,760	9,186
Current portion of long-term debt	—	1,357
Current portion of finance lease liability	79	—
Current portion of operating lease liability	1,365	—
Total current liabilities	16,772	13,059
Long-term debt	639	23,925
Deferred rent, net of current portion	—	3,899
Operating lease liability, net of current portion	11,872	—
Total liabilities	29,283	40,883
Total stockholders’ equity	231,024	79,755
Total liabilities and stockholders’ equity	$260,307	$120,638

(1) The condensed balance sheet at December 31, 2018 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 25, 2019.

VERACYTE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands of dollars)
	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(5,141)	$(19,894)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,836	2,950
Gain on disposal of property and equipment	(23)	—
Stock-based compensation	6,965	4,425
Other income	—	(93)
Amortization of debt issuance costs	83	24
Interest on end-of-term debt obligation	174	230
Changes in operating assets and liabilities:
Accounts receivable	(10,445)	454
Supplies	(3,206)	1,861
Prepaid expenses and other current assets	185	61
Right-of-use assets - operating lease and operating lease liability	(71)	—
Other assets	(142)	(511)
Accounts payable	2,505	(2,636)
Accrued liabilities and deferred rent	1,258	834
Net cash used in operating activities	(5,022)	(12,295)
Investing activities
Purchases of property and equipment	(1,656)	(1,420)
Proceeds from disposal of property and equipment	23	—
Net cash used in investing activities	(1,633)	(1,420)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of costs	137,848	55,039
Payment of long-term debt	(24,900)	—
Proceeds from legal settlement regarding short-swing profits	—	403
Payment of finance lease liability	(229)	(217)
Proceeds from the exercise of common stock options and employee stock purchases	11,603	2,445
Net cash provided by financing activities	124,322	57,670
Net increase in cash, cash equivalents and restricted cash	117,667	43,955
Cash, cash equivalents and restricted cash at beginning of period	78,598	34,494
Cash, cash equivalents and restricted cash at end of period	$196,265	$78,449
Supplementary cash flow information of non-cash investing and financing activities:
Operating lease liability arising from obtaining right-of-use assets - operating lease at beginning of period	$14,118	$—
Purchases of property and equipment included in accounts payable and accrued liability	$821	$23
Interest paid on debt	$330	$1,235

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In Thousands)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$195,662	$77,995
Restricted cash	603	603
Total cash, cash equivalents and restricted cash	$196,265	$78,598

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Investor and Media Contact:
Keith Kennedy, 650-243-6357
Chief Operating Officer and Chief Financial Officer
keith@veracyte.com